UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2023

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI 48335
(Address of principal executive offices and zip code)

248-957-9024
(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OCUP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Current Chief Executive Officer

On April 19, 2023, Ocuphire Pharma, Inc. (the “Company”) terminated the employment of Mina Sooch, the President and Chief Executive Officer of the Company.

Appointment of Interim Chief Executive Officer

On April 19, 2023, the Board of Directors of the Company (the “Board”) appointed Richard Rodgers as the Company’s interim President and Chief Executive Officer effective as of April 19, 2023.

Richard Rodgers, age 56, has served on the Board since November 2020. Mr. Rodgers previously served as a member of the board of Rexahn Pharmaceuticals, Inc. from 2014 until November 2020. Mr. Rodgers currently serves on the board of directors and as the chair of the audit committee and member of the compensation committee of Ardelyx, Inc., Novavax, Inc., and Sagimet Biosciences, Inc. Mr. Rodgers was previously Executive Vice President, Chief Financial Officer, Secretary and Treasurer of TESARO, Inc., an oncology-focused biopharmaceutical company that he co-founded, from March 2010 until August 2013. He served as the Chief Financial Officer from June 2009 to February 2010 of Abraxis BioScience, Inc. which was subsequently acquired by Celgene Corporation.  Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, INC., from 2004 until its acquisition by Eisai Co., Ltd. in January 2008. He has held finance and accounting positions at several private and public companies, including Arthur Andersen. Mr. Rodgers holds a Bachelor of Science degree in Financial Accounting from St. Cloud State University and a Master of Business Administration in Finance from the University of Minnesota, Carlson School of Business.

In connection with the appointment of Richard Rodgers as interim President and Chief Executive Officer of the Company, the Company and Mr. Rodgers entered into a letter agreement concerning Mr. Rodgers’s services (the “Letter Agreement”). The Letter Agreement provides that Mr. Rodgers will receive a $40,000 monthly salary, and that Mr. Rodgers is eligible for potential prorated bonus at the discretion of the Board, at the end of his term.  Mr. Rodgers also received 50,000 restricted stock units under the Company’s 2020 Equity Incentive Plan which will vest 12 months following the grant date.

In connection with his appointment, Mr. Rodgers resigned from the Compensation Committee and the Audit Committee, Cam Gallagher was appointed to serve on the Audit Committee and James Manuso was appointed to serve as the Chair of the Audit Committee.

Except as described above, there are no arrangements or understandings between Mr. Rodgers and any other persons pursuant to which Mr. Rodgers was named interim President and Chief Executive Officer of the Company. Mr. Rodgers does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Rodgers does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 21, 2023, the Company issued a press release announcing the changes to the leadership team. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit Number	Exhibit Description
99.1	Press release issued by Ocuphire Pharma, Inc. on April 21, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUPHIRE PHARMA, INC.

Date: April 21, 2023	By:	/s/ Amy Rabourn
Amy Rabourn
SVP of Finance and Treasurer